                         COLLECTIVE BARGAINING AGREEMENT

                                 By and Between

                     LOCAL 531, INTERNATIONAL BROTHERHOOD OF
                               TEAMSTERS, AFL-CI0
                                      -and-

                          ELECTRIC HARDWARE CORPORATION

                       May 10, 1995 -through- May 9, 1998


--------------------------------------------------------------------------------

                                                             ARTICLE                                      PAGE
                                                             -------                                      ----

ASSIGNABILITY .......................................           34        ......................           17
BULLETIN BOARD ......................................           30        ......................           16
CHECK-OFF ...........................................            4        ......................           2-3
COLLECTIVE BARGAINING ...............................           27        ......................           15
DEATH-IN-FAMILY .....................................           31        ......................           16
DISCHARGE ...........................................           13        ......................          10-11
DISCOVERY ...........................................           29        ......................           16
DURATION ............................................           36        ......................           17
DRUG TESTING ........................................           44        ......................           21
EFFECTIVE DATE ......................................           35        ......................           17
EXISTING PRACTICES ..................................           18        ......................           13
GOOD FAITH ..........................................            1        ......................            1
GRIEVANCE PROCEDURES ................................           14        ......................          11-12
GUARANTEED WORK .....................................           21        ......................           14
HOLIDAYS ............................................            8        ......................           4-5
HOURS OF WORK .......................................            5        ......................            3
JURY DUTY ...........................................           32        ......................           16


LEAVE-OF-ABSENCE ....................................           20        ......................           14
LIABILITY ...........................................           25        ......................           15
LIE DETECTOR TEST ...................................           23        ......................           14
NON-DISCRIMINATION ..................................           16        ......................           13
NO STRIKE, NO LOCKOUT................................           12        ......................           10
NOTICE TO UNION .....................................            9        ......................           5-6
OVERTIME ............................................            6        ......................           3-4

PART-TIME EMPLOYEES .................................           43        ......................          20-21
PRE-HIRING REQUIREMENTS .............................           38        ......................          17-18
PROMOTIONS ..........................................           28        ......................           15
PROTECTION OF RIGHTS ................................           33        ......................          16-17
RECOGNITION..........................................            2        ......................            1
REHIRE OF EMPLOYEES .................................           24        ......................           15
SAFETY & SANITARY CONDITIONS ........................           17        ......................           13
SENIORITY ...........................................           15        ......................          12-13
SEPARABILITY ........................................           26        ......................           15
SICK & MATERNITY LEAVE ..............................           42        ......................           20
SUB-CONTRACTING .....................................           37        ......................           17
TRIAL PERIOD ........................................           22        ......................           14
UNIFORMS ............................................           39        ......................           18
UNION AS THE PARTY AT INTEREST ......................           10        ......................            7
UNION RIGHTS ........................................            7        ......................            4
UNION SECURITY ......................................            3        ......................           1-2
VACATIONS ...........................................           41        ......................           19
VISITATIONS .........................................           19        ......................           14
WAGE & WAGE INCREASES ...............................           40        ......................           18
WELFARE FUND (MEDICAL COVERAGE) .....................           11        ......................           7-9


                                  [END PAGE]

         THIS AGREEMENT, made and entered into this     day of            1995,
by and between ELECTRONIC HARDWARE CORPORATION located at 320 Broad Hollow Road., Farmingdale, New York 11735, herein designated as the EMPLOYER or COMPANY, and LOCAL 531 INTERNATIONAL BROTHERHOOD OF TEAMSTERS, A.F.L. - C.I.O., located at 372 McLean Avenue, Yonkers, New York 10705, herein designated as the UNION.

         WHEREAS the Union represents the majority of the employees of the Employer.

         NOW, THEREFORE, in consideration of mutual promises herein assumed and made, the parties hereby agree as follows:


GOOD FAITH:

         ART. 1. The Employer and the Union hereby agree that they will in good faith live up to the provisions of this Agreement, and that this Agreement is entered into by the Union and the Employer on behalf of the employees of the Employer, now employed, or hereafter to be employed, in the bargaining unit as defined in ARTICLE 2.

RECOGNITION:

         ART. 2. a) The Employer agrees to and does hereby recognize the Union as sole and exclusive bargaining agent for all employees, excluding office employees guards, professional employees and supervisors as defined in the

National Labor Relations Act of 1947 as amended, and agrees that no unit work shall be performed by employees who are not among the included classification herein.

                 b) This Agreement shall cover all future plants which the Employer may operate during the term of this Agreement or any extension thereof, including all plants operated as the result of expansion or change within 225 miles of the Employer's current location.

UNION SECURITY:

         ART. 3. a) All employees who are members of the Union on the effective date of this subsection or on the date of execution of this Agreement, whichever is the later, shall remain members of the Union in good standing as a condition of employment. All present employees who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union as a condition of employment, by the 31st day following the effective date of this subsection or by the 31st day following the date of their employment, whichever is the later. This provision shall be made and become effective as of such time as it may be made and become effective under the provision of the National Labor Relations Act of 1947 as amended, but not retroactively.

                 b) The failure of any person to become a member of the Union as required shall obligate the Employer, upon written notice from the Union to such effect, and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any person to maintain his Union membership in good standing as required herein shall, upon written notice to the Employer by the Union to such effect, obligate the Employer to discharge such person.

                 c) In the event of any change in the law during the term of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum Union security which may be lawfully permissible.

                 d) No provision of this Article shall apply in any state to the extent that it may be prohibited by State Law. If, under applicable State Law, additional requirements must be met, before any such provision may become effective such additional, requirements shall first be met.

                 e) If any provisions of this Article are invalid under the law of any state wherein this Agreement is executed, such provisions shall be modified to comply with the requirements of State Law or shall be renegotiated for the purpose of adequate replacement. If such negotiations shall not result in a mutually satisfactory agreement, the Union shall be permitted all legal or economic recourse.



CHECK-OFF:

         ART. 4. a) The Employer agrees to deduct, on the 1st payday of each month, from the salary or wages of the employees covered by this Agreement, such union dues and initiation fees as the Union, by written notice, advises the Employer and regularly due as such from the employees, and will turn such monies over to the Union on or before the tenth (10th) day of each month, covering such month in advance, together with a listing of employees and amounts from whom such monies have been deducted, provided, however, that the Employer will make such deductions only from the wages of those employees who submit individual written authorization to the Employer directing and authorizing the Employer to make such deductions.

                 b) Any monies deducted from the employees are to remain the property of the Union and in no event shall the Employer be permitted to use said monies for any other purpose.


HOURS OF WORK:

         ART. 5. a) Each regular shift shall consist of not more than eight (8) hours per day, and shall constitute a regular work day, excluding a real period.

                 b) The regular work week shall consist of five (5) consecutive days,

                              MONDAY THROUGH FRIDAY

                 c) The Employer my not require employees hired prior to July, 15, 1992, to work a 2nd or 3rd shift. In the event of a lay-off, a 1st shift employee shall be given the option to work the 2nd or 3rd shift or accept a lay-off.

OVERTIME:

         ART. 6. a) Work performed in excess of eight (8) hours per day and/or forty (40) hours per week shall be considered as overtime work and shall be paid for at the rate of time-and-one-half (1-1/2) the regular rate of pay. Work performed on the 7th working day shall be paid for at the rate of twice their regular rate of pay.

                 b) In any week during which a holiday occurs, the holiday shall be regarded as a regular day worked and overtime shall commence after thirty-two
(32) hours of work for that week.

                 c) All overtime shall be voluntary, and no employee shall be discharged or discriminated against for refusing to work overtime.


                 d) The Employer will make every reasonable effort to distribute overtime equally among its employees in their respective classifications.

                 e) The Employer agrees to rake available to the Union, a record of such overtime work for examination by the Union Representative.


UNION RIGHTS:

         ART. 7. a) If any money owed by the Employer to the Union and/or any Fringe Benefit Fund is in arrears thirty (30) days or more from the 1st day of the month when due, the Union shall notify the Employer of his delinquency in writing, by certified mail. In the event the Employer does not pay said money to the Union and/or any Fringe Benefit Fund within ten
(10) days of receipt of notice, the Union shall have the right to take economic action. In such event, the Employer shall pay each employee or employees on strike, or work stoppage, his regular rate of pay for such time not worked.

                 b) If the Employer disputes the delinquency claimed by the Union, the Employer may advise the Union of such dispute in writing, by certified mail, within five (5) days of receipt of the delinquency notice and agree to deposit the amount in dispute in escrow with the Union's Counsel. Upon the receipt and collection of such deposit in escrow, the Union is precluded from taking any economic action arising from said dispute.


HOLIDAYS:

         ART. 8. a) The Employer shall not require its employees to work on the following holidays:


                  NEW YEAR'S DAY               LABOR DAY
                  GOOD FRIDAY                  THANKSGIVING DAY
                  MEMORIAL DAY                 CHRISTMAS DAY
                  JULY 4TH                         EMPLOYEE'S BIRTHDAY

         Work performed on WASHINGTON'S BIRTHDAY and MARTIN LUTHER KING'S BIRTHDAY, shall be paid at time-and-one-half (1-1/2) the employee's regular rate of pay.

         FOUR (4) PERSONAL DAYS AND/OR FLOATING HOLIDAYS: Employees shall receive four (4) Personal Days and/or Floating-Holidays, pro-rated, per Contract Year. Personal Days may be taken with Employer's consent, and the Employer shall not unreasonably withhold consent. Employees must give the Employer at least 48 hours' prior notice of intention to take a Personal Day. If the Employer wishes to designate a Floating Holiday, he must give at least 48 hours' prior notice to the Union and to the employees.

         All unused, pro-rated, Personal Days and/or Floating Holidays shall be payable at the end of the Contract Year.

                 b) To be eligible for holiday pay, the employee must work the employee's scheduled day before and the employee's scheduled day after the said holiday, unless that employee is absent due to illness or absent with the Employer's consent and such absence does not exceed six (6) continuous weeks.

                 c) Employees who do not work on the aforementioned holidays shall be paid for eight (8) hours at their regular rate of pay for such holiday.

                 d) Employees who do work on the aforementioned holidays shall be paid at the regular rate of pay for work performed and shall be paid at their regular rate of pay for the holiday.

                 e) If any of the said holidays shall fall on a Saturday, at the Employer's option, the Friday before may be designated as the holiday or the Employer may elect to pay the employees for eight (8) hours at their regular rate of pay for such holidays and such payment is to be included in the employee's next paycheck.

                 f) If any of the said holidays fall on a Sunday, the Monday following shall be designated as the holiday, and even though no work shall have been performed by the employee or employees, they shall be paid for that day at their regular rate of pay.

                 g) If any governmental agency changes the day of observance of any of the aforementioned holidays, then the changed date shall become the holidays. If there is any controversy as to the governmental change, then in such event, the Employer can pick the day of observance.

                 h) If any of the above holidays shall fall within the employee's vacation period, the Employer must include such holiday pay in the first paycheck received after the employee's return to work.

                 i) Employees absent because of a compensable illness or injury shall be entitled to full holiday pay at their regular rate of pay, less what they receive in compensation, provided illness is temporary and does not exceed six (6) continuous weeks.

NOTICE TO UNION:

         ART. 9. a) Effective MAY 10, 1995 all Employers located in New York State shall transmit, upon written request, to the Union, copies of the following documents within ten (10) days of the receipt of such request:

              (1) FORM #IA5 (New York State Unemployment Insurance Report); and

              (2) FORM #WT-4-B (New York State Wage Reporting System Return)

                 b) All Employers shall transmit, upon written request, to the Union, FORM #941 (Employees' Quarterly Federal Tax Rate) within ten (10) days of the receipt of such request.

                 c) Remittance Sheets, including ranges, new employees, starting dates, employees' termination dates, gross wages earned for the preceding month, for each employee the amounts of dues and initiation checked-off, contributions to Fringe Benefit Funds and for what monthly periods, shall be remitted once-a-month, within ten (10) days after the 1st day of each month, together with checks made payable to the proper Fringe Benefit Fund and Dues and Initiation to Local Union 531.

                 d) All necessary cards to the Fringe Benefit Funds, properly signed from a new employee, must be submitted with the remittance sheet.

                 e) For failure to submit the remittance sheet within ten (10) days after it is due, the Union, at their option, may take economic action until it is submitted, and the Employer shall pay to employees for all time on strike or work stoppage their regular rate of pay.

                 f) Should the Employer fail to notify the Union of the hiring of a new employee and/or the rehiring of an employee, the Employer shall be responsible from the 1st day due, for all monies as if he collected same, to the Union for Dues, Initiations, and contributions to all Fringe Benefit Funds as described herein.

                 g) For failure to remit monies due to the Union for dues, initiations, contributions to any Fringe Benefit Fund together with the remittance sheet on/or before the 30th day of accrual, the Union shall charge a bookkeeping fee of two (2%) percent per month or any part thereof until it is submitted and/or collected.

                 h) Should the Employer fail for any reason to notify the Union of the termination of an employee, the Employer shall be responsible for all monies as if he collected same, to the Union for dues, initiations and contributions to all Fringe Benefit Funds, if any, as described herein.

                 i) The Employer must sign all remittance sheets sent to the Union.

UNION AS THE PARTY AT INTEREST:

     ART. 10. a) The Union shall require the employees to comply with the terms of this Agreement. The parties agree that the maintenance of a peaceable and constructive relationship between the Employer and the employees requires the establishment and cooperative use of the machinery provided in the discussion and determination of grievances and disputes and that it could detract from this relationship if individual employees or a group of employees would, either as such individuals or groups, seek to interpret or enforce the Contract on their initiative or responsibility. It is therefore agreed that this Contract shall not vest or create in any employee or group of employees covered thereby, any rights or remedies which they, or any of them, can enforce either at law, equity, or otherwise it being understood and agreed, on the contrary, that all of the rights and privileges created or implied from this shall be enforceable only by the parties hereto and only in the manner established by this Contract, and at law.

              b) The Employer shall show no discrimination against or favoritism among its employees for Union activities or otherwise. This Agreement may not be modified by the Employer or group of employees without the joint written consent of the Union and the Employer.

              c) The Employer shall, at all times, adhere to any governmental agency rules regarding working conditions, facilities and equipment as it respects all aspects of the Employer's operations.

WELFARE FUND:

     ART. 11. In order to protect and promote the health and welfare of employees, the Union has formed the SICK & WELFARE FUND, LOCAL 531 which is administrated under a Declaration of Trust adopted by its members.

         a) 1. The Employer, effective as of JUNE 1, 1995 shall pay, in advance monthly or any part thereof, to the Sick & Welfare Fund the sum of $160.00 for each employee covered by this Agreement. (CLASS I - FAMILY OR INDIVIDUAL PLAN)

            2. The Employer, effective as of DECEMBER 1, 1995 shall pay, in advance monthly or any part thereof, to the Sick & Welfare Fund the sum of $175.00 for each employee covered by this Agreement. (CLASS I - FAMILY OR INDIVIDUAL PLAN)

            3. The Employer, effective as of JUNE 1, 1996 shall pay, in advance monthly or any part thereof, to the sick & Welfare Fund the sum of $190.00 for each employee covered by this Agreement. (CLASS I - FAMILY OR INDIVIDUAL PLAN)

            4. The Employer, effective as of JUNE 1, 1997 shall pay, in advance monthly or any part thereof, to the Sick & Welfare Fund the sum of $210.00 for each employee covered by this Agreement. (CLASS I - FAMILY OR INDIVIDUAL PLAN)

         b) The monies so contributed shall be used for the purpose of obtaining benefits that the Trustees deem necessary for such employees, employees of the Union and the employees of all Fringe Benefit Funds in accordance with the Trust Agreement covering such Fund.
         c) Such payments shall not be in lieu of any other payments required to be made by the Employer, such as New York Disability payments, New York Unemployment Insurance, Social Security, Workmen's Compensation, etc.


         d) The Employer shall continue to contribute to the Welfare Fund for a period, not to exceed two (2) months, for each employee who is absent due to sickness, injury, leave-of-absence, or termination of employment except for just cause.

         e) The Employer shall forfeit all rights under this Agreement and the employee my cease to work if the Employer fails to pay its contributions after the 60th day as provided above and/or the matter may be treated as a grievance hereunder, except as may be otherwise provided for herein.

         f) With its monthly remittance, the Employer will forward to the Sick & Welfare Fund, Local 531, the names of the employees covered and such information and signed cards as may be required by the Trustees of the Fund for the administration of the Fund.

         g) The Arbitrator may schedule a Hearing for any date on or after the expiration of twenty-four (24) hours' notice sent by the Union to the Employer and the Arbitrator shall render an award as quickly as possible. If the Employer fails to appear, the Arbitrator shall proceed without the Employer being present. In the absence of proof by the Employer, who shall bring to such Hearing all books and records pertaining to the matter to be heard, the Arbitrator shall determine the amount to the Fund on the petition of the Union or the Fund, as to the amounts due and payable. In the absence of other proof by the Employer, all Welfare Fund payments due shall be based on two (2) times the greatest number of employees as reflected in the reports thereof submitted by the Employer to the Union during the two (2) year period preceding.

         h) In the event of default by the Employer in the payment of contributions to the Funds mentioned in this Agreement, the Trustees may take legal action to obtain payment, including, but not limited to, the commencement of Arbitration Proceedings for such purposes before an Arbitrator, such Arbitrator being Mr. George Sabatella. All expenses thereof, including, but not limited to, the fee and expenses of the Arbitrator and any filing or other administrative fees plus reasonable attorney's fees fixed at twenty (20%) percent of the indebtedness, together with interest at a reasonable rate on any monies determined to be due, shall be chargeable to and an obligation of the contributing Employer against whom such suit is brought or such Arbitration Proceedings is commenced. The Arbitrator may schedule a Hearing on twenty-four
(24) hours notice by certified mail.

         i) The Union may elect not to proceed before the Arbitrator and may proceed in any other manner provided for by law, as if the provisions of
ARTICLE 14 were not contained in this Agreement. In such event, the amounts due and payable shall be determined in such other proceedings in the same manner as is provided for above in determining such amounts before the Arbitrator, in the absence of the Employer from such Hearing.
         j) The "Welfare Fund" may audit the Employer's payroll books and records after giving reasonable notice to the Employer, and if contributions are significantly incorrect, the Employer shall pay the cost of such audit.

         k) During the life of this Agreement, the Employer shall increase his contributions above the effective increases as stated above, to the exact amount that the insurance carrier will increase the premium to the Welfare Fund. The increases in premium shall be based on the Family Plan. The Welfare Fund shall furnish proof of such increase.

         l) For failure to remit contributions to the Fund before the 30th day after accrual, there shall be a one (1%) percent charge for every month, or any part thereof, until such contributions are collected.

NO STRIKE - NO LOCKOUT:

     ART. 12. a) During the term of this Agreement, the Employer agrees that they will not declare or authorize a lockout unless the Union fails to comply with an arbitration award within forty-eight (48) hours after the award has been made, and the Union agrees that no strike shall take place except as otherwise provided herein unless the Employer fails to comply with an arbitration award within forty-eight (48) hours after the award has been made on the grievance procedure. Neither the Union nor its Officers, Agents, or Representatives shall be liable for any acts of person or any workers participating in any strike or work stoppage unless such act or strike or work stoppage has been expressly authorized by the Union and in conformance with the provisions of the Constitution of the Union and the provisions of the International Union Constitution. The parties further agree that any strike, slow-down, or work stoppage not authorized as herein specified shall not be deemed a violation of this Agreement.

              b) In the event of an unauthorized slow-down or work stoppage, the Union agrees within twenty-four (24) hours after receipt of notice thereof from the Employer solely to endeavor in good faith to bring about a return to work of its members who stopped work. Upon failure of the employees to return to work within the said twenty-four (24) hours, the Employer may take appropriate action with respect to such employee or employees. Compliance by the Union in good faith herewith shall be deemed full compliance with the Union's obligation hereunder.

DISCHARGE:

     ART. 13. a) No employee shall be discharged or disciplined without just and sufficient cause.

         b) The Employer may, at his discretion, take action short of discharge without prejudice to his right to discharge, provided, however, that any disciplinary procedure shall be subject to the grievance procedures hereof.
         c) If the Employer is found wrong in the discharge or disciplinary suspension of an employee, the Arbitrator may award, but is not obligated to award, compensation for lost time.

         d) Whenever the Union disputes and/or disagrees with the justification for the discharge or discipline of any employee, the dispute and/or disagreement shall thereupon be adjusted between the parties in the manner provided for in ARTICLE 14 of this Agreement; provided, however, it shall not be necessary to commence with steps (a) or (b) but institution of arbitration may be accomplished by immediate recourse to Section (1) of said article, and any employee who has been discharged and subsequently reinstated as a result of arbitration shall be entitled to all remedies prescribed by the Arbitrator.

         e) The Employer must notify the Shop Steward and the Union in writing, within three (3) working days of a discharge and/or disciplinary action of an employee covered hereunder.

GRIEVANCE PROCEDURES:

         ART. 14. SECTION 1.

         A grievance is hereby jointly defined to be any controversy, complaint, misunderstanding, or dispute.

         Any grievance arising between the Employer and the Union or an employee represented by the Union shall be settled in the following manner:

         a) The aggrieved employee or employees must present the grievance to the Shop Steward within five (5) working days after the reason for the grievance has occurred, except that no time limit shall apply in case of violation of wage provisions of this Agreement. If a satisfactory settlement is not affected with the foreman within five (5) days, the Shop Steward and employee shall submit such grievance to the Union's Business Representative.

         b) The Business Representative shall then take the matter up with a representative of the Employer with authority to act upon such grievance. A decision must be made within five (5) working days.

         c) Saturday, Sunday, and holidays shall not be considered working days for the purposes hereof.

         SECTION 2.

         Any Shop Steward shall be permitted to leave his work for a reasonable time to investigate and adjust the grievance of any employee within his or her jurisdiction after notification to his or her Supervisor. Employees shall have the Shop Steward or a Representative of the Union present during discussion of any grievance with a representative of the Employer.



         SECTION 3.

         a) The parties agree that all disputes shall be arbitrated hereunder by the Arbitrator selected by the Welfare Fund, in accordance with ARTICLE 11, paragraph (h), except that within five (5) days of the receipt of notice of intention to conduct an arbitration, should either party object to the dispute being heard by said Arbitrator, then in such event, the matter shall be submitted to a panel member of the New York State Mediation Board.

         b) Expense of the Arbitrator selected or appointed shall be borne equally by the Employer and the Union unless determined otherwise by the Arbitrator.

         c) If the Employer fails to comply with any settlement of the grievance or fails to comply with the procedures of this Article, the Union has the right to take all legal and economic action to enforce its demands.

         d) Both parties agree to accept the decision of the Arbitrator as final and binding.


         SECTION 4.

         The Arbitrator shall not have the authority to amend or modify this Agreement or establish new terms and conditions under this Agreement. The Arbitrator shall determine any question of arbitrability.


SENIORITY:

         ART. 15. a) The Employer recognizes the principle of seniority. Seniority for the purpose of lay-off shall be by department (molding, finishing, fabrication). Employees, however, who are capable, shall have seniority in other departments, in that the last employee hired shall be the first employee laid-off, and the last employee laid- off shall be the first employee rehired.

        b) It is agreed by the Employer and the Union, that all Shop Stewards and Officers of the Union have seniority over all employees in the plant, provided they can do the work that is to be done.

        c) Any employee who is absent due to lay-off, sickness, and/or injury for six (6) consecutive months shall lose his seniority.
        d) The rights of seniority in re-employment shall be accorded to a laid-off employee prior to a new employee being hired, provided such laid-off employee, within two (2) working days after notice to return to work has been received by such employee, advises the Employer of the employee's availability and willingness to return to work within seven (7) working days of the date said notice to return to work was received by the employee. For the purpose of this Article, such notice will be deemed received three (3) days after such notice is sent to the employee by certified mail, return receipt requested, to the employee's last known address.

        e) Preference in assignment to shift work and choice of new jobs shall be given to employees having higher seniority, providing they can do the work.


NON-DISCRIMINATION:

        ART. 16. No employee or employees shall be discriminated against, directly or indirectly because of their membership in or activity on behalf of the Union nor will the Employer, directly or indirectly, discourage membership in the Union, and the provisions of this Agreement shall apply to all employees without discrimination as to sex, color, race, creed or national origin.


SAFETY & SANITARY CONDITIONS:

         ART. 17. The Employer shall furnish and maintain safe and healthful sanitary conditions.


EXISTING PRACTICES:

         ART. 18. All benefits of employment in existence at the effective date of this Agreement and not modified by the Agreement, shall be continued without modification.

VISITATIONS:

         ART. 19. Union Representatives shall be given the right to enter the plant premises at all reasonable times for the purpose of investigating grievances and to secure the enforcement of the Contract and for such other purposes as may be necessary; provided, however, that prior to entering the plant property they shall first advise the front office of their presence and intentions to enter the plant property.

LEAVE-OF-ABSENCE:

         ART. 20. Any employee, upon application in writing, shall be granted a leave-of-absence without pay, not to exceed one (1) month because of official Union business, except that the Employer's consent is required for such leaves other than official Union business and such consent will not be unreasonably withheld. The Employer has the right to request verification of leave-of-absence.
GUARANTEED WORK:

         ART. 21. Employees regularly scheduled for full shift work shall be given four (4) hours work or the monetary equivalent thereof unless notified on the previous day not to report, except in cases of a utility company power failure, Acts-of-God, or other such circumstances beyond the Employer's control.


TRIAL PERIOD:

         ART. 22. All employees hired after MAY 10, 1995 shall be deemed probationary employees on a trial period for the first sixty (60) days following the 1st day of employment. A probationary employee may be discharged by the Employer for any reason without such discharge being subject to the grievance machinery as described in ARTICLE 14. After the completion of the employee's trial period, the probationary employee shall be considered a regular employee and his seniority shall date back to the date of original hiring. The Employer may request, in writing, an additional thirty (30) days prior to the expiration of the original sixty (60) days.

LIE DETECTOR TEST:

         ART. 23. The Employer shall not require, request, or suggest that a covered employee take a polygraph or any other form of lie detector test.

REHIRE OF EMPLOYEES:

         ART. 24. a) An employee rehired within one (1) year after last termination of employment shall not have a trial period.

         b) The Employer must contribute to all Fringe Benefit Funds from the 1st day of the month following rehiring.

         c) All periods of employment shall be dovetailed for the purpose of seniority.

LIABILITY:

         ART. 25. The Employer, by his Executive Officers, shall deduct the regular monthly Dues and Initiation fees, and shall hold the same personally in trust for the Union. These fees, together with all the contributions of all Fringe Benefit Funds, shall become the personal responsibility, jointly and severally, of each of the Executive officers and/or persons responsible for making such deductions and contributions, and did not make same.

SEPARABILITY:

     ART. 26. It is understood and agreed that if any provision of this Agreement, or the application of such provision to any person or circumstances shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.


COLLECTIVE BARGAINING:

         ART. 27. The Employer agrees that it will negotiate with the Union during the term of this Agreement concerning any matter involving the wages, hours, and working conditions of the employees, which is not specifically provided for in this Agreement and which is not the subject of any grievance.

PROMOTIONS:

         ART. 28. An employee shall have the right to refuse a promotion out of the bargaining unit.

DISCOVERY:

         ART. 29. a) In the event the Employer raises any grievance against an employee, upon written request from the Union, the Employer shall disclose to the Union any and all facts and material relevant to such grievance. The Employer's failure to comply herewith shall preclude the introduction of any such non-disclosed data at any and all future Arbitrations, Hearings, Proceedings or Trials, and such failure to disclose are grounds for the dismissal of such grievance.

         b) In the event of any grievance raised by the Employer against an employee, matters which have arisen within one (1) year immediately preceding such grievance may be introduced in support of such grievance.


BULLETIN BOARD:

         ART. 30. The Employer shall place a bulletin board in a conspicuous and convenient place in order to post Union notices and Union literature.


DEATH-IN-FAMILY:

         ART. 31. a) Each employee shall be entitled to THREE (3) working days off, with pay, at his regular rate of pay, in the event of a death in his immediate family (legal child, grandchild, legal guardian, mother, father, sister, brother, or legal spouse).

         b)  The Employer has the right to ask for proof of death.


JURY DUTY:

         ART. 32. In the event an employee is required to serve on Jury Duty, the Employer shall pay the employee's regular rate of pay less what he receives as a juror, not to exceed ten (10) working days, and only once during the life of this Agreement.


PROTECTION OF RIGHTS:
         ART. 33. a) Picket Line: It shall not be a violation of this Agreement, and shall not be cause for discharge or disciplinary action, in the event an employee: refuses to enter upon any property of his Employer or others involved in a lawful primary picket line at his Employer's place of business, including picket lines of union parties to this Agreement.

         b) Struck Goods: It shall not be a violation of this Agreement and it shall not be a cause for discharge or disciplinary action if any employees: refuse to perform any service which his Employer undertakes to perform as an ally of an Employer or person whose employees are on strike, and which service, but for such strikes, would be performed by the employees of the Employer or person on strike.


ASSIGNABILITY:

         ART. 34. This Agreement shall be binding upon the parties hereto, their successors and assigns.

EFFECTIVE DATE:

         ART. 35. All the terms and conditions of this Agreement shall be effective as of MAY 10, 1995 except as otherwise indicated.

DURATION:

         ART. 36. This AGREEMENT shall be effective as of the 10th DAY OF
MAY, 1995, and shall remain and continue in full force and effect until midnight MAY 9, 1998, and from year to year thereafter unless either party gives written notice to the other by certified mail, return receipt requested, at least sixty
(60) days prior to the date of expiration of this AGREEMENT or annual renewal thereof that they desire to modify or amend or renegotiate same. SUB-CONTRACTING:

         ART. 37. The Employer shall not sub-contract work without first offering such work to bargaining unit employees.

PRE-HIRING REQUIREMENTS:

         ART. 38. a) The Employer shall require of each individual before they are hired that they produce bona fide evidence of such individual's citizenship status. In the event such individual is an alien, he must be required to produce satisfactory proof of both his legal alien status and of his right to work.

         b) The Employer shall not employ any individual who cannot produce either proof of U.S. Citizenship or of his right to work as an alien. The Union may take economic action, despite any provision contrary hereof, should the Employer not comply herewith.


UNIFORMS:

         ART. 39. Each covered employee shall receive a Uniform Maintenance Allowance of $8.00 per month.

WAGE & WAGE INCREASE:

         ART. 40. a) Effective as of MAY 10, 1995 there shall be a general wage increase of .30(cent) per hour based on a forty (40) hour week for all employees covered by this Agreement.

         b) Effective as of MAY 10, 1996 there shall he a general wage increase of .25(cent) per hour based on a forty (40) hour week for all employees covered by this Agreement.

         c) Effective as of MAY 10, 1997 there shall be a general wage increase of .20(cent) per hour based on a forty (40) hour week for all employees covered by this Agreement.

         d) The Employer agrees to establish a committee of Union employees and management to address how to initiate incentive programs in departments that do not participate in incentive programs currently.

         e) Employees who shall not actually be working as of or on the effective date of the wage increase provided herein shall be entitled to receive such increases on their return or recall to work.

         f) Should the Employer pay a newly hired employee after thirty
(30) days of employment, a rate which is above the then-scheduled rate for such employee's category, then in such event, all other employees in the same category shall receive an increase equivalent to their difference of pay immediately. All other scheduled raises shall be granted in addition to such increases.

VACATIONS:

         ART. 41. a) The Employer shall grant vacation, with pay, at their regular rate of pay, for all its employees in accordance with the provisions of this paragraph as set forth below.

         All employees shall receive not less than their pro-rated vacation provided they have the following eligibility:

         AFTER 1 YEAR OF EMPLOYMENT BUT LESS THAN 2 YEARS............... 1 WEEK
         AFTER 2 YEARS OF EMPLOYMENT BUT LESS THAN 5 YEARS.............. 2 WEEKS
         AFTER 5 YEARS OF EMPLOYMENT BUT LESS THAN 6 YEARS--2 WEEKS PLUS 3 DAYS AFTER 6 YEARS OF EMPLOYMENT BUT LESS THAN 7 YEARS--2 WEEKS PLUS 4 DAYS
         AFTER 7 YEARS OF EMPLOYMENT.................................... 3 WEEKS
         Employees hired August 1, 1992 and after shall receive a maximum of two (2) weeks vacation.


         EMPLOYEES MUST NOTIFY THEIR EMPLOYER, BY MAY 1ST, OF THEIR INTENTION TO TAKE VACATION TIME. THE EMPLOYER SHALL CONFIRM, IN WRITING, THAT SUCH VACATION TIME IS GRANTED TO SUCH EMPLOYEE NO LATER THAN MAY 10TH. IN THE EVENT OF A DISPUTE, SENIORITY SHALL, PREVAIL. THE EMPLOYER HAS THE RIGHT TO REFUSE GRANTING VACATION TIME TO AN EMPLOYEE SHOULD IT CAUSE A SHORTAGE IN A PARTICULAR DEPARTMENT.

         b) Vacation period to fall between JANUARY 1ST -AND- DECEMBER 31ST.

         c) The Employer shall pay, to each employee, his vacation pay at his regular rate of pay prior to the employee's going on his or her vacation.

         d) Employees who have been employed for one (1) year or more and are laid-off or discharged for any reason at any time during the term of this Agreement, shall be paid a pro-rated vacation at the time of their job severance. Such pro-rated vacation shall be based upon the vacation provisions above set forth. Employees who voluntarily terminate (QUIT) their employment must give the Employer at least two (2) weeks' prior notice in order to receive their pro-rated vacation pay.

         e) In order to compute vacation credit, THE DATE OF HIRE shall be the credit date.

         f) Employees enjoying a vacation that is more than two (2) weeks may, at the Employer's option, split said vacation time (i.e. part summer and part winter), but each such vacation period cannot be for less than one (1) week.

SICK & MATERNITY LEAVE:

     ART. 42. a) Sick Leave for the purpose of various privileges and benefits of this Agreement, including leaves granted by the Employer, including Maternity Leaves, shall be deemed periods of employment. Leaves shall not exceed a total of four (4) months. No later than three (3) months after a leave begins, employees must give the Employer notice of when they are returning to work. The Employer shall give an employee suitable work available in accordance with their condition.

         b) Each employee covered by this Agreement shall receive, on a pro-rated basis THREE (3) days per contract year as Sick Leave.

         c) Beginning with the 3rd year of the employee's employment, he shall receive one (1) additional Sick Leave day for each additional year employed, not to exceed SEVEN (7) Sick Leave days.

         d) At the end of the contract year, each employee covered by this Agreement shall receive pay, at their regular rate of pay, for all unused Sick Leave days.

         e) Upon termination of an employee's employment by the Employer for any reason, such an employee shall receive his regular rate of pay for all earned unused Sick Leave days. Employees who voluntarily terminate (QUIT) their employment, must give their Employer at least two (2) weeks' prior notice in order to receive their pro-rated Sick Leave pay.

         f) An employee shall notify his Employer, where practicable and within a reasonable time, should such an employee require Sick Leave. Employees shall notify their Employer, where practicable, when he or she will be able to return to work.

         g) If an employee is out sick more than TWO (2) days, then in such event, the employer may request a medical certificate. The Employer, at his cost and upon notice may send a doctor to examine the employee on Sick Leave and such an employee must allow such an examination.

PART-TIME EMPLOYEES:

         ART. 43. a) For purposes of this Agreement, a part-time employee shall be defined as an employee who is regularly scheduled to work thirty-nine (39) hours or less in a work week. Employees who work twenty (20) hours or less per week shall not be entitled to receive vacation days, sick days, holidays and personal days.

          b) Part-time employees, who are regularly scheduled to work more than twenty (20) but less than forty (40) hours per week, shall receive pro-rated vacation days, sick days, holidays and personal days.
         c) Dues and initiation fees shall be deducted for part-time employees in accordance with ARTICLE 4 hereof.

         d) The Employer shall not contribute to the LOCAL 531 SICK & WELFARE FUND for part-time employees who are regularly scheduled to work twenty (20) hours or less per week.

         e) No regularly full-time employee shall be laid-off while part-time employees are employed.

         f) Part-time employees cannot exceed 15% of the Employer's employees.

         g) Employees who are regularly scheduled to work more than twenty (20) hours per week but less than forty (40) hours shall receive pro-rated vacation days, sick days, holidays and personal days.

         h) The Employer shall contribute to the LOCAL 531 SICK & WELFARE FUND for employees who are scheduled to work more than twenty (20) hours per week.


DRUG TESTING:

         ART. 44. The Employer shall have the right to require prospective employees to submit to a Drug Test.




LOCAL 531, INTERNATIONAL BROTHERHOOD           ELECTRONIC HARDWARE CORPORATION
OF TEAMSTERS, A.F.L.-C.I.O.


By: /s/ Kevin Watts                            By: /s/ S. Franzone
    --------------------------------               --------------------------
    Kevin Watts, Secretary-Treasurer               Andrew Franzone, President


Dated: /s/ 8/23/95                             Dated: /s/ 10-24-95
       -----------------------------                  -----------------------


                              NEGOTIATING COMMITTEE


  illegible                                     illegible
------------------------------------          ---------------------------------


  illegible                                     illegible
------------------------------------          ---------------------------------

                             EXTENSION AGREEMENT
                             -------------------

        It is hereby stipulated, consented to and agreed that the Collective Bargaining Agreement by and between LOCAL 531, IBT, and Electronic Hardware Corporation due to expire on May 9, 1998 is extended through and including August 9, 1998.

        All terms and conditions contained in the current Collective Bargaining Agreement shall remain in full force and effect during this extension period. Any and all changes and/or modifications of the current Collective Bargaining Agreement which are contained in the successor Collective Bargaining Agreement shall be applied retroactively to May 9, 1998.


AGREED TO:                              AGREED TO:

By  /s/ K. Watts                        By  /s/ Steven Sgammato
  -------------------------------         ------------------------------
        LOCAL 531, I. B. of T.                  EMPLOYER

Dated:   7/8/98                         Dated:   7/7/98
      -------------                           -------------